Exhibit 2.6

FOURTH AMENDMENT TO THE

SIXTH AMENDED AND RESTATED OPERATING AGREEMENT

THIS FOURTH AMENDMENT to the Sixth Amended and Restated Limited Liability Company Operating Agreement, as amended (this “Fourth Amendment”), is made effective as of December 1, 2022, by and between Skybound Holdings LLC (formerly known as Mr. Mango LLC), a Delaware limited liability company (the “Company”), and the Members set forth on Exhibit A of the Agreement (as defined below). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company and the Members entered into that certain Sixth Amended and Restated Limited Liability Company Operating Agreement, dated as of June 4, 2021, as amended by that First Amendment to the Sixth Amended and Restated Operating Agreement, dated as of October 6, 2021, that Second Amendment to the Sixth Amended and Restated Operating Agreement, dated February 22, 2022, and that Third Amendment to the Sixth Amended and Restated Operating Agreement, dated October 24, 2022, attached hereto as Exhibit A (as so amended, the “Agreement”);

WHEREAS, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware on December 1, 2022 to change its name from Mr. Mango LLC to Skybound Holdings LLC; and

WHEREAS, in connection with the name change, the parties desire to amend the Agreement as set forth herein pursuant to Section 10.1 of the Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Section 1.40 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Option Plan” means the Skybound Holdings LLC 2019 Equity Incentive Plan attached hereto as Exhibit C.

2.	The first sentence of Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

The name of the Company shall be “Skybound Holdings LLC.”

3.	Exhibit C to the Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

4.	Except as expressly set forth in this Fourth Amendment, the Agreement remains in full force and effect with no further modifications. In the event of any conflict between the terms of the Agreement and the terms of this Fourth Amendment, the terms of this Fourth Amendment shall control.

5.	This Fourth Amendment shall form a part of the Agreement for all purposes, and each party hereto shall be bound hereby. From and after the execution of this Fourth Amendment by the parties, any reference to the Agreement shall be deemed a reference to the Agreement and this Fourth Amendment.

6.	This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery by a party hereto of an electronic transmission of this Amendment executed by such party shall constitute delivery by such party of an original hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the undersigned has caused this Fourth Amendment to be executed on the date first written above by its duly authorized Representative.

SKYBOUND HOLDINGS LLC

By:	/s/ David Alpert
Name:	David Alpert
Title:	CEO and Secretary

KNOLLWOOD INVESTMENT FUND LLC

By:
Name:	Kevin D. Irwin, Jr.
Title:	President of Managing Member

HIRO CAPITAL SCSP I

By:	/s/ Luke Alvarez
Name:	Luke Alvarez
Title:	Partner

COM2US CORPORATION

By:
Name:	Jae Jun Song
Title:	Chief Executive Officer

[Signature Page to Fourth Amendment to the Sixth A&R Operating Agreement]

IN WITNESS WHEREOF, each of the Company and the undersigned has caused this Fourth Amendment to be executed on the date first written above by its duly authorized Representative.

SKYBOUND HOLDINGS LLC

By:
Name:	David Alpert
Title:	CEO and Secretary

KNOLLWOOD INVESTMENT FUND LLC

By:	/s/ Kevin D. Irwin, Jr.
Name:	Kevin D. Irwin, Jr.
Title:	President of Managing Member

HIRO CAPITAL SCSP I

By:
Name:	Luke Alvarez
Title:	Partner

COM2US CORPORATION

By:
Name:	Jae Jun Song
Title:	Chief Executive Officer

[Signature Page to Fourth Amendment to the Sixth A&R Operating Agreement]

The Kirkman Family 2015 Trust Under Agreement Dated October 27, 2014

/s/ Robert Kirkman
By: Robert Kirkman, as Trustee of the Kirkman Family 2014 Trust Under Trust Agreement Dated October 27, 2014

The Peanut & Pookie Family Trust Under Trust Agreement Dated May 30, 2013

/s/ David Alpert
By: David Alpert as Trustee of The Peanut & Pookie Family Trust Under Trust Agreement Dated May 30, 2012

/s/ JON GOLDMAN
JON GOLDMAN

[Signature Page to Fourth Amendment to the Sixth A&R Operating Agreement]

EXHIBIT A

Sixth Amended and Restated Operating Agreement, as amended

See Attached.